SECURITIES EXCHANGE AGREEMENT


     This SECURITIES EXCHANGE AGREEMENT ("Agreement") dated as of April 17, 2003, is by and between DR. OWL ONLINE, INC., a Texas corporation ("Dr. Owl"), GPEH Corp., a Delaware corporation ("GPEH"), and the individuals whose names appear on the signature page hereof, each being a shareholder of GPEH (the "Shareholders").


                              W I T N E S S E T H:


     WHEREAS, as of April 17, 2003, there are 15,000,000 outstanding shares of the common stock, par value $0.001 of GPEH (the "GPEH Stock"), of which a majority of the shares of GPEH Stock are beneficially owned and/or controlled by the Shareholders.

     WHEREAS, Dr. Owl proposes to acquire all of the outstanding shares of GPEH in exchange for the issuance of an aggregate of 15,000,000 shares of Dr. Owl common stock (on a post-split basis) ("Dr. Owl Stock"), representing approximately 74% of the post-closing, issued and outstanding Dr. Owl common stock.

     WHEREAS, the Board of Directors of Dr. Owl and GPEH have determined that it is desirable to effect a plan of reorganization.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements, representations and warranties contained herein, the parties hereto agree as follows:


                                    ARTICLE 1

                         ISSUANCE AND EXCHANGE OF SHARES
                         -------------------------------

     1.1 Issuance and Exchange. At the Closing (defined below) to be held in accordance with the provisions of Article 2 below and subject to the terms and agreements set forth herein, Dr. Owl shall issue to each of the Shareholders, and all other shareholders of GPEH not a party to this Agreement, the number of authorized and newly issued shares of Dr. Owl Stock determined as provided in
Section 1.2 below for each share of GPEH Stock owned by them. In consideration for the shares of Dr. Owl Stock to be exchanged, the Shareholders and all other shareholders of GPEH, each shall deliver to Dr. Owl certificates evidencing their shares of GPEH, together with duly executed stock powers to effectuate the transfer.

     1.2 Exchange Ratio.

     (a) At the Closing, Dr. Owl shall exchange one (1) share of Dr. Owl Stock for each share of GPEH Stock as full consideration for the GPEH Stock.

     (b) No fractional shares of Dr. Owl Stock will be issued to any Shareholder. Accordingly, Shareholders who would otherwise be entitled to receive fractional shares of Dr. Owl Stock will, upon surrender of their certificate representing the fractional shares of GPEH Stock, receive a full share if the fractional share exceeds fifty percent (50%) and if the fractional share is less than fifty percent (50%) the fractional share shall be cancelled.

                                    ARTICLE 2

                                     CLOSING
                                     -------

     2.1 Closing. The consummation of the exchange by Dr. Owl, GPEH and the Shareholders (the "Closing") shall occur at the offices of Brewer & Pritchard, P.C., Three Riverway, Suite 1800, Houston, Texas 77056, on even date, or at such other place and/or on such other time and date as the parties may agree upon. All costs and expenses associated with consummation of the transactions contemplated by this Agreement incurred by Dr. Owl shall be the sole responsibility of Anthony Huang, while all expenses incurred by the Shareholders and GPEH shall be the sole responsibility of GPEH.

     2.2 Deliveries by Dr. Owl. Dr. Owl shall deliver, or cause to be delivered to the Shareholders:

     (a) As soon after the Closing and no later than three (3) business days thereafter, certificates for the shares of Dr. Owl Stock being exchanged for their respective accounts, in form and substance reasonably satisfactory to the Shareholders and their counsel;

     (b)  At  the  Closing,  the  certificates,   resolutions  and  resignations
          specified in Article 7 below; and

     (c)  At the Closing, all of the books and records of Dr. Owl.

     2.2 Shareholders' Deliveries.

     The Shareholders shall deliver to Dr. Owl:

     (a) At the Closing, a certificate or certificates evidencing the ownership of each Shareholder and his affiliates, of all GPEH Stock currently owned and/or controlled by them, respectively, duly endorsed for transfer to Dr. Owl; and

     (b)  The certificates and resolutions specified in Article 6 below.


                                    ARTICLE 3

                         REPRESENTATIONS OF SHAREHOLDERS
                         -------------------------------

     Each Shareholder hereby represents and warrants as to himself and his affiliates to Dr. Owl as follows (it being acknowledged that Dr. Owl is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each, as evidenced by their signature set forth on the signature page, constitutes a condition precedent to the obligations of Dr. Owl hereunder):

     3.1 Ownership of Stock. Each Shareholder and his affiliates are the lawful owner of their GPEH Stock to be transferred to Dr. Owl free and clear of all preemptive or similar rights, liens, encumbrances, restrictions and claims of every kind and the delivery to Dr. Owl of the GPEH Stock pursuant to the provisions of this Agreement will transfer to Dr. Owl valid title thereto, free and clear of all liens, encumbrances, restrictions and claims of every kind. To the knowledge of the Shareholder, the GPEH Stock to be exchanged herein has been duly authorized and validly issued and is fully paid and nonassessable.

     3.2 Authority to Execute and Perform Agreement; No Breach. Each Shareholder and his affiliates has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement, and to sell, assign, transfer and convey the GPEH Stock and to perform fully their respective obligations hereunder. This Agreement has been duly executed and delivered by each Shareholder and, assuming due execution and delivery by, and enforceability against, Dr. Owl, constitutes the valid and binding obligation of each Shareholder enforceable in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). No approval or consent of, or filing with, any governmental or regulatory body, and no approval or consent of, or filing with, any other person is required to be obtained by the Shareholders or his affiliates or in connection with the execution and delivery by the Shareholders of this Agreement and consummation and performance by them of the transactions contemplated hereby.

     The  execution,   delivery  and  performance  of  this  Agreement  by  each
Shareholder and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof by each Shareholder will not:

     (a) violate, conflict with or result in the breach of any of the terms of, or constitute (or with notice or lapse of time or both would constitute) a default under, any contract, lease, agreement or other instrument or obligation to which a Shareholder is a party or by or to which any of the properties and assets of any of the Shareholders may be bound or subject;

     (b) violate any order, judgment, injunction, award or decree of any court, arbitrator, governmental or regulatory body, by which a Shareholder or the securities, assets, properties or business of any of them is bound; or

     (c) violate any statute, law or regulation to which Shareholder is subject.

     3.3 Securities Matters. The Shareholders hereby represent, warrant and covenant to Dr. Owl, as follows:

     (a) The Shareholders have been advised that the Dr. Owl Stock has not been registered under the Securities Act of 1933, as amended (the
          "Securities Act"), or any state securities act in reliance on exemptions therefrom.

     (b) The Dr. Owl Stock is being acquired solely for the Shareholder's own account, for investment and are not being acquired with a view to or for the resale, distribution, subdivision or fractionalization thereof, the Shareholder's have no present plans to enter into any such contract, undertaking, agreement or arrangement and the Shareholders further understands that the Dr. Owl Stock, may only be resold pursuant to a registration statement under the Securities Act, or pursuant to some other available exemption.

     (c) The Shareholders acknowledge, in connection with the exchange of the Dr. Owl Stock, that no representation has been made by representatives of Dr. Owl regarding its business, assets or prospects other than that set forth herein and that it is relying upon the information set forth in the filings made by Dr. Owl pursuant to Section 13 of the
          Securities Exchange Act of 1934, as amended and such other representations and warranties as set forth in this Agreement.

     (d)  The   Shareholders   agree  that  the   certificate  or   certificates
          representing the Dr. Owl Stock will be inscribed with substantially the following legend:

                    "The  securities  represented by this  certificate  have not been registered under the Securities Act of 1933. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for these securities under the Securities Act of 1933 or an opinion of Dr. Owl's counsel that registration is not required under said Act."


                                    ARTICLE 4

                             REPRESENTATIONS OF GPEH
                             -----------------------

     GPEH hereby represents and warrants to Dr. Owl as follows (it being acknowledged that Dr. Owl is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each, as evidenced by the execution of this Agreement by a duly authorized officer of GPEH, constitutes a condition precedent to the obligations of Dr. Owl hereunder).

     4.1 Existence and Good Standing. GPEH is a corporation duly organized, validly existing and in good standing under the laws of Delaware. GPEH's subsidiaries are entities duly organized, validly existing and in good standing under the laws of the jurisdictions in which they are incorporated. GPEH and its subsidiaries have the power to own or lease their respective properties and assets and to carry on their businesses as now being conducted. GPEH and its subsidiaries are duly qualified to do business and are in good standing in the jurisdictions set forth on Schedule 4.1, which are the only jurisdictions in which the character or location of the properties owned or leased by GPEH and its subsidiaries or the nature of the business conducted by GPEH or its subsidiaries makes such qualification necessary.

     4.2 Capitalization. GPEH currently has outstanding 15,000,000 shares of common stock and no shares of preferred stock. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth as Schedule 4.2 attached hereto, there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements, commitments or arrangements of any character providing for the purchase, subscription, issuance or sale of any shares of capital stock of GPEH, other than the exchange of the GPEH Stock as contemplated by this Agreement.

     4.3  Financial  Statements  and No  Material  Changes.  Annexed  hereto  as
Schedule 4.3(a) are the audited balance sheets, income statements and statements of cash flows of GPEH and its subsidiaries as of December 31, 2002 (the "GPEH Financial Statements").

     The GPEH Financial Statements were carefully prepared from the books and records of GPEH, present fairly the financial position, assets and liabilities of GPEH and the results of its operations, for the respective periods indicated and reflect all necessary accruals, all in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis. The GPEH Financial Statements contain all adjustments (consisting of only normal recurring accruals) required to be made by GAAP, subject to normal year-end adjustments.

     Except as disclosed in Schedule 4.3(b), since December 31, 2002 there has been (a) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of GPEH whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise and (b) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of GPEH and to the best knowledge, information and belief of GPEH, no fact or condition exists or is contemplated or threatened which might cause such a change in the future.

     4.4 Books and Records. The minute books of GPEH, all the contents of which have been previously made available to Dr. Owl and their representatives, contain accurate records of all meetings of, and action taken by (including action taken by written consent) the Shareholders and the Board of Directors of GPEH. Except as set forth on Schedule 4.4 attached hereto, GPEH does not have any of its respective records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of GPEH.

     4.5 Title to Properties; Encumbrances.

     (a) Except as set forth on Schedule 4.5 attached hereto, GPEH and its subsidiaries have good, valid and marketable title to (a) all of its properties and assets (real and personal, tangible and intangible), including, without limitation, all of the properties and assets reflected in the balance sheet included as part of the GPEH Financial Statements, except as indicated in the Schedules hereto; and (b) all of the properties and assets purchased by GPEH or its subsidiaries since December 31, 2002 all of which purchases as of a date not more than two days prior to the date of this Agreement, have been set forth on Schedule 4.5 attached hereto; in each case subject to no encumbrance, lien, charge or other restriction of any kind or character, except for (i) liens reflected in the balance sheet, included as part of the GPEH Financial Statements; (ii) liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such property by GPEH in the operation of its business; (iii) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent; and (iv) liens described on Schedule 4.5 attached hereto (liens of the type described in clause (i), (ii) and (iii) above are hereinafter sometimes referred to as "Permitted Liens").

     (b) The rights, properties and other assets presently owned, leased or licensed, by GPEH and its subsidiaries reflected on the balance sheet included in the GPEH Financial Statements or acquired since December 31, 2002 include all rights, properties and other assets necessary to permit GPEH to conduct its business in the same manner as its business has heretofore been conducted. All such properties and assets owned or leased by GPEH are in satisfactory condition and repair, other than ordinary wear and tear.

          To the knowledge of GPEH, no structure or improvement on the real property leased by GPEH, whether now existing or intended to be constructed pursuant to existing plans and specifications, violates, or if completed would violate, any applicable zoning or building regulations or ordinances or similar federal, state or municipal law.

     4.6 Leases. Schedule 4.6 attached hereto, contains an accurate and complete list and description of the terms of all leases to which either GPEH or any of its subsidiaries is a party (as lessee or lessor). Each lease listed on Schedule
4.6 (or required to be set forth on Schedule 4.6) is in full force and effect; all rents and additional rents due to date on each such lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such lease. Neither GPEH nor any of its subsidiaries has violated any of the terms or conditions under any such lease in any material respect, and, to the best knowledge, information and belief of GPEH, all of the covenants to be performed by any other party under any such lease have been fully performed. The property leased by GPEH or any of its subsidiaries in a state of good maintenance and repair and is adequate and suitable for the purposes for which it is presently being used.

     4.7 Material Contracts. Except as set forth on Schedule 4.7 attached hereto, neither GPEH nor its subsidiaries has nor is bound by:

     (a) any agreement, contract or commitment relating to the employment of any person by GPEH or its subsidiaries, or any bonus, deferred compensation, pension, profit sharing, employee option, employee stock purchase, retirement or other employee benefit plan;

     (b)  any   agreement,   indenture  or  other   instrument   which  contains
          restrictions with respect to payment of dividends or any other distribution in respect of its shares;

     (c) any loan or advance to, or investment in, any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or other entity (each a "Person") or any agreement, contract or commitment relating to the making of any such loan, advance or investment;

     (d) any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business);

     (e)  any management service, consulting or any other similar type contract;

     (f) any agreement, contract or commitment limiting the freedom of GPEH or any subsidiary to engage in any line of business or to compete with any Person;

     (g) any agreement, contract or commitment not entered into in the ordinary course of business which involves $250,000 or more and is not cancelable without penalty or premium within 30 days; or

     (h) any agreement, contract or commitment which might reasonably be expected to have a potential adverse impact on the business or operations of GPEH or any subsidiary; or

     (i) any agreement, contract or commitment not reflected in the GPEH Financial Statement under which GPEH or any subsidiary is obligated to make cash payments of, or deliver products or render services with a value greater than $100,000 individually or $300,000 in the aggregate, or receive cash payments of, or receive products or services with a value greater than $100,000 individually or $300,000 in the aggregate, and any other agreement, contract or commitment which is material to the conduct of the business of GPEH.

     Each contract or agreement set forth on Schedule 4.7 is in full force and effect and there exists no default or event of default or event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder. Neither GPEH or any subsidiary has violated any of the terms or conditions of any contract or agreement set forth on Schedule 4.7 in any material respect, and, to the best knowledge, information and belief of GPEH, all of the covenants to be performed by any other party thereto have been fully performed. Except as set forth on Schedule 4.7, the consummation of the transactions contemplated hereby does not constitute an event of default (or an event, which with notice or the lapse of time or both would constitute a default) under any such contract or agreement.

     4.8 Restrictive Documents. Except as set forth on Schedule 4.8 attached hereto, neither GPEH or any subsidiary, nor Shareholder is subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which could materially adversely affect the business practices, operations or condition of GPEH or any of its assets or property ("GPEH's Property", which for the purposes of this Agreement includes the assets and property of all of GPEH's subsidiaries), or which would prevent consummation of the transactions contemplated by this Agreement, compliance by the Shareholders with the terms, conditions and provisions hereof or the continued operation of "GPEH's Business" (which shall include the business of all GPEH's subsidiaries) after the date hereof or the Closing on substantially the same basis as heretofore operated or which would restrict the ability of GPEH to conduct business in any area.

     4.9 Litigation. Except as set forth on Schedule 4.9 attached hereto, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the best knowledge, information and belief of GPEH any investigation by) any governmental or other instrumentality or agency, pending, or, to the best knowledge, information and belief of GPEH or any subsidiary, threatened, against or affecting GPEH or any subsidiary, or any of their respective properties or rights, or against the Shareholders, other than such items which are insignificant and immaterial and which do not adversely affect (i) the right or ability of GPEH's Business to carry on business as now conducted; (ii) the condition, whether financial or otherwise, or properties of GPEH; or (iii) the consummation of the transactions contemplated hereby and the Shareholders do not know of any valid basis for any such action, proceeding or investigation. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal by which either the Shareholders or GPEH, or any officer, director or employee of GPEH, or the securities, assets, properties or business of any of them is bound, other than any such items which are insignificant and immaterial and which do not and will not adversely affect
(i) the right of GPEH to carry on its business as now conducted and as proposed to be conducted by Dr. Owl after the consummation of the transactions contemplated by this Agreement; (ii) the condition, whether financial or otherwise, or properties of GPEH; or (iii) the consummation of the transactions contemplated hereby.

     4.10 Taxes. Except as set forth on Schedule 4.10, GPEH and its subsidiaries have filed or caused to be filed, within the times and within the manner prescribed by law, all federal, state, local and foreign tax returns and tax reports which are required to be filed by, or with respect to, GPEH and its subsidiaries. Such returns and reports reflect accurately all liability for taxes of GPEH for the periods covered thereby. Except as set forth on Schedule 4.10, all federal, state, local and foreign income, profits, franchise, employment, sales, use, occupancy, excise and other taxes and assessments, stock and transfer taxes (including interest and penalties) payable by, or due from, GPEH and its subsidiaries, have been fully paid and fully provided for in the books and GPEH Financial Statements. No examination of any tax return of GPEH or its subsidiaries, is currently in progress. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of GPEH or its subsidiaries. Schedule 4.10 attached hereto lists all tax sharing contracts, agreements or arrangements to which GPEH is a party and all such contracts, agreements and arrangements have been terminated prior to the Closing with no liability or obligation to GPEH and its subsidiaries.

     4.11 Liabilities. Except as set forth on Schedule 4.11, GPEH on a consolidated basis has no outstanding claims, liabilities or indebtedness, contingent or otherwise, which are not properly reflected in the GPEH Financial Statements in a manner consistently with past practice, other than liabilities incurred subsequent to December 31, 2002 in the ordinary course of business not exceeding $250,000 individually or $500,000 in the aggregate; the reserves reflected in the GPEH Financial Statements are adequate, appropriate and reasonable. Neither GPEH nor any of its subsidiaries is in default in respect of the terms or conditions of any indebtedness, except where such default would not have a material adverse effect on the business assets or prospects of GPEH.

     4.12 Insurance. Set forth on Schedule 4.12, attached hereto, is a brief description of insurance policies (specifying the insurer, the policy number or coverage note number with respect to binders and the amount of any deductible, describing the pending claims if such claims exceed the applicable policy limits) which GPEH or its subsidiaries maintain with respect to its business, properties or employees. Such policies are valid, binding and, to our knowledge, enforceable in accordance with their terms and are in full force and effect and are free from any right of termination on the part of the insurance carriers. Such policies, with respect to their amounts and types of coverage, are adequate to insure fully against risks to which GPEH and its subsidiaries and their respective property and assets are normally exposed in the operation of their businesses. Neither GPEH nor any of its subsidiaries is in default with respect to any material provision in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion, and neither GPEH nor any of its subsidiaries has received any notice of cancellation or non-renewal with respect to any such policy or binder. Except for claims set forth on Schedule 4.12, there are no outstanding unpaid claims under any such policy or binder which have gone unpaid for more than 45 days or as to which the carrier has disclaimed liability.

     4.13 Intellectual Properties. The operation of the business of GPEH or any of its subsidiaries requires no rights under Intellectual Property (as hereinafter defined) other than rights under Intellectual Property listed on
Schedule 4.13 attached hereto, and rights granted to GPEH or any of its subsidiaries pursuant to agreements listed on Schedule 4.13. Since inception of GPEH or any of its subsidiaries, neither the business of GPEH or any of its subsidiaries made use of Intellectual Property rights other than rights under Intellectual Property listed on Schedule 4.13 and rights granted to GPEH or any of its subsidiaries pursuant to agreements listed on Schedule 4.13. Except as otherwise set forth on Schedule 4.13, either GPEH or any of its subsidiaries owns all right, title and interest in the Intellectual Property listed on
Schedule 4.13 including, without limitation, exclusive rights to use and license the same. Each item of Intellectual Property listed on Schedule 4.13 has been duly registered with, filed in, or issued by the appropriate domestic or foreign governmental agency, to the extent required, and each such registration, filing and issuance remains in full force and effect. Except as set forth on Schedule 4.13, no claim adverse to the interests of GPEH or any of its subsidiaries in the Intellectual Property or agreements listed on Schedule 4.13 has been made in litigation. To the best knowledge, information and belief of the Shareholders, no such claim has been threatened or asserted, no basis exists for any such claim, and no Person has infringed or otherwise violated the rights of GPEH or any of its subsidiaries in any of the Intellectual Property or agreements listed on Schedule 4.13. Except as set forth on Schedule 4.13, no litigation is pending wherein GPEH or any of its subsidiaries is accused of infringing or otherwise violating the Intellectual Property right of another, or of breaching a contract conveying rights under Intellectual Property. To the best knowledge, information and belief of the Shareholders, no such claim has been asserted or threatened against GPEH or any of its subsidiaries, nor are there any facts that would give rise to such a claim. For purposes of this Section 4.13 and Section 5.13, "Intellectual Property" means domestic and foreign patents, patent applications, registered and unregistered trademarks and service marks, trade names, registered and unregistered copyrights, computer programs, data bases, trade secrets and proprietary information. Shareholders will transfer any Intellectual Property owned by it and used in GPEH's Business to Dr. Owl.

     4.14 Compliance with Laws. Neither GPEH nor any of its subsidiaries, nor to the knowledge of GPEH, the Shareholders, any officer, director or employee of GPEH or any of its subsidiaries is in violation of any applicable order, judgment, injunction, award or decree, related to, arising out of or affecting GPEH's Business or properties, the violation of which would have a material adverse effect on the business assets or prospects of GPEH. Neither GPEH nor any of its subsidiaries, nor to the knowledge of GPEH, any officer, director or employee of either GPEH or its subsidiaries is in violation of any federal, state, local or foreign law, ordinance, regulation or any other requirement of any governmental or regulatory body, court or arbitrator (including, without limitation, laws relating to the environment and OSHA and the Americans with Disabilities Act) other than insignificant or immaterial violations which do not and will not adversely affect (i) GPEH's Business or Property; (ii) the business proposed to be conducted by Dr. Owl after the consummation of the transactions contemplated by this Agreement; or (iii) the consummation of the transactions contemplated by this Agreement. Each permit, license, order or approval of any governmental or regulatory body or other applicable authority ("Permits") that is material to the conduct of GPEH's Business is in full force and effect, no violations are or have been recorded in respect of any permit and no proceeding is pending or, to the knowledge of the Shareholders or GPEH, threatened, to revoke or limit any Permit, which revocation or limitation could have an adverse effect on GPEH's Business or Property or the business to be conducted by Dr. Owl after the consummation of the transactions contemplated by this Agreement.
Schedule 4.14 contains a list of all Permits. Except as set forth on Schedule 4.14, no approval or consent of any person is needed in order that the Permits continue in full force and effect following the consummation of the transactions contemplated by this Agreement.

     4.15 Employment Relations.

     (a) GPEH and each of its subsidiaries is in compliance with all federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice;

     (b) no unfair labor practice complaint against GPEH or any of its subsidiaries is currently pending before the National Labor Relations Board nor has such a complaint been pending in the last two years;

     (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving GPEH or any of its subsidiaries nor has one existed during the last two years;

     (d) no representation question exists respecting the employees of GPEH or any of its subsidiaries;

     (e) no grievance which might have an adverse effect upon GPEH or any of its subsidiaries or the conduct of GPEH's Business exists, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted;

     (f) Neither GPEH nor any of its subsidiaries is a party to, nor does there otherwise exist, any union, collective bargaining agreement or similar agreement with respect to the employees of GPEH or any of its subsidiaries and no collective bargaining agreement or similar agreement is currently being negotiated by GPEH or any of its subsidiaries; and

     (g) Neither GPEH nor any of its subsidiaries has experienced any labor difficulty during the last two years. There has not been, and to the best knowledge, information and belief of the Shareholders there will not be, any adverse change in relations with employees of GPEH or any of its subsidiaries as a result of any announcement of the transactions contemplated by this Agreement.

     4.16 Employee Benefit Plans.

     (a) Schedule 4.16 contains a complete list, as of March 31, 2003, of all employees of GPEH and its subsidiaries, including their names, job titles, salaries and dates of hire. Schedule 4.16 contains a true and complete list and accurate description of each employee welfare benefit plan (an "Employee Welfare Plan"), as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained currently or at any time by GPEH or any other organization which as of the Closing is a member of a controlled group of organizations within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, (the "Code"), of which GPEH is a member (an "ERISA Affiliate"), or to which GPEH or any ERISA Affiliate contributes or is required to contribute or contributed or was required to contribute at any time. Schedule 4.16 contains a true and complete list and accurate description of each employee pension benefit plan, as defined in Section 3(2) of ERISA (an "Employee Pension Plan"), maintained currently or at any time by GPEH or any ERISA affiliate or to which GPEH or any ERISA Affiliate contributes or is required to contribute or contributed or was required to contribute at any time. The Employee Welfare Plans, the Employee Pension Plans and the other plans listed on Schedule 4.16 are collectively referred to herein as the "Plans." Neither GPEH nor any ERISA Affiliate has maintained at any time, nor does it contribute to or has it contributed to or is or was required to contribute to: (i) any multi-employer plan (as defined in Section 3(37) of ERISA); or
          (ii) any funded or unfunded medical, health or life insurance plans or arrangements for current or future retirees or terminated employees.

     (b) With respect to each current Plan, Dr. Owl has been provided heretofore with true and complete copies of: (i) all Plan documents and all documents or instruments establishing or constituting any related trust, annuity contract or other funding instrument, and any amendments thereto; (ii) the most recent determination letter received from the IRS; (iii) the most recent financial statement; (iv) the most recent IRS Form 5500; and (v) written descriptions of all non-written agreements relating to the Plans. All current Plans, all Plan documents and all documents or instruments establishing or constituting any related trust, annuity contract or other funding instrument, and any amendments thereto, comply in all material respects with the provisions of ERISA and the Code and applicable laws, rules and regulations. All necessary governmental approvals for all current Plans have been obtained and favorable determinations as to the qualification under the Code of each of the current Plans, and for any Code Section 501(c)(9) trust maintained in connection with any current Employee Welfare Plan, and each amendment thereto, have been made by the IRS, or have been applied for and no event has occurred and no facts or circumstances exist that may cause the loss of any such qualification or may cause any such application to be denied.

     (c) Except as set forth on Schedule 4.16, the administration of all Plans has been consistent with, and in compliance in all material respects with, applicable requirements of the Code and ERISA, including, without limitation, compliance on a timely basis with all requirements for reporting, disclosure and requirements for the continuation of group health insurance. Neither GPEH, any ERISA Affiliate nor any Plan fiduciary (as defined in Section 3(21) of ERISA), with respect to any Plan, has engaged in any transaction or acted or failed to act in any manner that violates Section 404 or 406 of ERISA or engaged in any prohibited transaction (as defined in Section 4975(c)(1) of the Code) for which there exists neither a statutory nor regulatory exemption or for which an exemption has not been obtained. All obligations required to be performed by GPEH or any ERISA Affiliate under each Plan have been performed, and GPEH is not in violation of the terms of any Plan, nor does GPEH or the Shareholders have any knowledge of any existing violation by any other party of any term or requirement of or applicable to any current Plan. All contributions required by law to have been made under any Plan, or to any trusts or funds established thereunder or in connection therewith, have been made by the due dates thereof (including any valid extensions).

     (d) No claims, suits or other proceedings are pending or threatened, and no facts or circumstances exist that could provide a basis for any such claim, suit or other proceeding, by any of GPEH's or any ERISA Affiliate's current or former employees, any participant (as defined in Section 3(7) of ERISA) to any Plan maintained at any time by GPEH or any ERISA Affiliate to which GPEH contributes or has contributed or is or was required to contribute, any fiduciary of any Plan, any beneficiary (as defined in Section 3(8) of ERISA) of any such person or by any governmental body, agency or instrumentality thereof relating to or affecting any Plan, other than usual and ordinary claims for benefits by eligible persons. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute: (i) a termination of employment or other event entitling any person to any additional or other benefits, or that would otherwise modify any benefits or the vesting of any benefits, under any Plan maintained at any time by GPEH or any ERISA affiliate, or to which GPEH or any ERISA Affiliate contributes or has contributed or is or was required to contribute; or (ii) a violation of Section 404 or 406 of ERISA or a prohibited transaction (as defined in Section 4975(c)(1) of the Code) for which there exists neither a statutory nor regulatory exemption or for which an exemption has not been obtained.

     (e) Neither GPEH nor any ERISA Affiliate maintains any Plans that are subject to the requirements of Section 412 of the Code.

     4.17 Environmental Laws and Regulations.

     (a) Neither GPEH nor any of its subsidiaries has generated, transported or disposed of any hazardous material (defined below) since inception.

     (b) Neither GPEH nor any of its subsidiaries has Hazardous Materials at any site or facility owned or operated presently or at any previous time by GPEH or any of its subsidiaries.

     GPEH and its subsidiaries are in compliance in all material respects with all applicable federal, state and local laws and regulations relating to product registration, pollution control and environmental contamination including, but not limited to, all laws and regulations governing the generation, use, collection, discharge, or disposal of Hazardous Materials and all laws and regulations with regard to record keeping, notification and reporting requirements respecting Hazardous Materials. Neither GPEH nor any of its subsidiaries has been alleged to be in violation of, and has not been subject to any administrative or judicial proceeding pursuant to, such laws or regulations either now or any time during the past three years. There are no facts or circumstances which GPEH or the Shareholders reasonably expects could form the basis for the assertion of any Environmental Claim (as defined below) against GPEH or any of its subsidiaries relating to environmental matters including, but not limited to, any Environmental Claim arising from past or present environmental practices asserted under CERCLA (as defined below) and RCRA (as defined below), or any other federal, state or local environmental statute, which GPEH or the Shareholders believes might have an adverse effect on the business, results of operations, financial condition or prospects of GPEH and its subsidiaries taken as a whole.

     For purposes of this Section 4.17, the following terms shall have the following meanings: (A) "Hazardous Materials" shall mean materials defined as "hazardous substances", "hazardous wastes" or "solid wastes" in (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.ss. 9601--5657, and any amendments thereto ("CERCLA"); (ii) the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss.6901-6987 and any amendments thereto ("RCRA"); and (iii) any similar federal, state or local environmental statute; and (B) "Environmental Claim" shall mean any and all claims, demands, causes of actions, suits, proceedings, administrative proceedings, losses, judgments, decrees, debts, damages, liabilities, court costs, attorneys' fees and any other expenses incurred, assessed or sustained by or against GPEH or any of its subsidiaries.

     4.18 No Changes Since the December 31, 2002 Balance Sheet Date. Except as disclosed in Schedule 4.18, since the December 31, 2002 Balance Sheet, GPEH has not on a consolidated basis:

     (a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except liabilities and obligations in the ordinary course of business and consistent with past practice, resulting in an increase for the liabilities shown on the December 31, 2002 Balance Sheet of more than $100,000 in the aggregate;

     (b) permitted any of its material assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind (other than Permitted Liens);

     (c) sold, transferred or otherwise disposed of any material assets except inventory sold in the ordinary course of business and consistent with past practice;

     (d) made any single capital expenditure or commitment therefor, in excess of $50,000 or made aggregate capital expenditures and commitments therefor in excess of $100,000;

     (e) declared or paid any dividend or made any distribution on any shares, or redeemed, purchased or otherwise acquired any shares or any option, warrant or other right to purchase or acquire any such shares;

     (f)  made any bonus or profit sharing distribution or payment of any kind;

     (g) increased its indebtedness for borrowed money, or made any loan to any Person;

     (h) written off as uncollectible any notes or accounts receivable, except immaterial write-downs or write-offs in the ordinary course of business and consistent with past practice which do not exceed $100,000 in the aggregate charged to applicable reserves, and none of which individually or in the aggregate is material to GPEH on a consolidated basis;

     (i) granted any increase in the rate of wages, salaries, bonuses or other remuneration or benefits of any executive employee or other employees or consultants, except as set forth on Schedule 4.16;

     (j)  canceled or waived any claims or rights of substantial value;

     (k)  made any change in any method of accounting or auditing practice;

     (l) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of business and consistent with past practices;

     (m) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected and reserved against in GPEH's December 31, 2002 Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the December 31, 2002 Balance Sheet;

     (n) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible to, or entered into any agreement or arrangement of any kind with, any of its officers, directors or shareholders or any affiliate or associate of its officers, directors or shareholders, except compensation to officers at rates not exceeding the rate of compensation in effect as of the December 31, 2002 Balance Sheet Date;

     (o)  suffered  any  material   adverse  changes  in  its  working  capital,
          financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business operations or prospects; or

     (p)  agreed, whether or not in writing, to do any of the foregoing.

     4.19 Certain Business Practices. No officer, director, employee, agent or other representative of GPEH or any of its subsidiaries, has directly or indirectly, within the past two years, given or agreed to give any illegal, unethical or improper gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder GPEH or any of its subsidiaries in connection with an actual or proposed transaction.

     4.20 Subsidiaries. Except as set forth on Schedule 4.20, GPEH has no subsidiaries or interest in any corporation, partnership, joint venture or other entity.

     4.21 Disclosure. To the best of GPEH's knowledge and belief, neither this Agreement, nor the GPEH Financial Statements referred to in Section 4.3 hereof, any Schedule, exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of the Shareholders or by or on behalf of any of GPEH's directors or officers in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the GPEH which could materially and adversely affect the business, prospects or financial condition of GPEH or any of its subsidiaries or their respective properties or assets, which has not been set forth in this Agreement, the GPEH Financial Statements referred to in Section 4.3 hereof (including the footnotes thereto), any Schedule, exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of the Shareholder or by or on behalf of any of GPEH's directors or officers in connection with the transactions contemplated by this Agreement.

     4.22 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of the Shareholders or GPEH is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

     4.23 Copies of Documents. The Shareholders have caused to be made available for inspection and copying by Dr. Owl and its advisers, true, complete and correct copies of all documents referred to in this Article 4 or in any Schedule attached hereto.

                                    ARTICLE 5

                           REPRESENTATIONS OF DR. OWL
                           --------------------------

     Dr. Owl hereby represents and warrants to GPEH and the Shareholders as follows (it being acknowledged that GPEH and the Shareholders are entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each, as evidenced by the execution of this Agreement by a duly authorized officer of Dr. Owl, constitutes a condition precedent to the obligations of GPEH and the Shareholders hereunder).

     5.1 Existence and Good Standing. Dr. Owl is a corporation duly organized, validly existing and in good standing under the laws of Texas. Dr. Owl has the power to own or lease its properties and assets and to carry on its business as now being conducted. Dr. Owl is not qualified to do business in any foreign jurisdiction.

     5.2 Capitalization. Dr. Owl currently has outstanding 5,142,500 shares of common stock (on a post-split basis and upon redemption and cancellation of Mr. Huang's shares as referenced in Section 7.11 and 7.6 hereof, respectively) and no shares of preferred stock. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements, commitments or arrangements of any character providing for the purchase, subscription, issuance or sale of any shares of capital stock of Dr. Owl, other than the exchange of the Dr. Owl Stock as contemplated by this Agreement.

     5.3 Financial Statements and No Material Changes. Dr. Owl has provided copies of its audited balance sheets, statement of expense and statements of cash flows as of May 31, 2002, and the unaudited balance sheets, statements of expense and statement of cash flows as of August 31, 2002, November 30, 2002 and February 28, 2003 (the "Dr. Owl Financial Statements"). The Dr. Owl Financial Statements were carefully prepared from the books and records of Dr. Owl, and contain the footnotes which are required in audited financial statements, present fairly the financial position, assets and liabilities of Dr. Owl and the results of its operations, for the respective periods indicated and reflect all necessary accruals, all in conformity with generally accepted accounting principles  ("GAAP")  applied  on a  consistent  basis.  The Dr.  Owl  Financial
Statements contain all adjustments (consisting of only normal recurring accruals) required to be made by GAAP, subject to normal year-end adjustments. Since February 28, 2003, there has been (a) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of Dr. Owl whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise and
(b) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of Dr. Owl and to the best knowledge, information and belief of Dr. Owl, no fact or condition exists or is contemplated or threatened which might cause such a change in the future.

     5.4 Books and Records. The minute books of Dr. Owl, all the contents of which have been previously made available to GPEH and its representatives, contain accurate records of all meetings of, and action taken by (including action taken by written consent) the shareholders and its Board of Directors. Dr. Owl does not have any of its respective records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of Dr. Owl.

     5.6 Leases. Dr. Owl does not lease any properties.

     5.7 Material Contracts. Dr. Owl is not bound by:

     (a) any agreement, contract or commitment relating to the employment of any person by Dr. Owl, or any bonus, deferred compensation, pension, profit sharing, employee option, employee stock purchase, retirement or other employee benefit plan;

     (b)  any   agreement,   indenture  or  other   instrument   which  contains
          restrictions with respect to payment of dividends or any other distribution in respect of its shares;

     (c) any loan or advance to, or investment in, any Person or any agreement, contract or commitment relating to the making of any such loan, advance or investment;

     (d) any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business);

     (e)  any management service, consulting or any other similar type contract;

     (f) any agreement, contract or commitment limiting the freedom of Dr. Owl to engage in any line of business or to compete with any Person;

     (g) any agreement, contract or commitment not entered into in the ordinary course of business which involves $250,000 or more and is not cancelable without penalty or premium within 30 days; or

     (h) any agreement, contract or commitment which might reasonably be expected to have a potential adverse impact on the business or operations of Dr. Owl; or

     (i) any agreement, contract or commitment not reflected in the Dr. Owl Financial Statement under which Dr. Owl is obligated to make cash payments of, or deliver products or render services with a value greater than $5,000, or receive cash payments of, or receive products or services with a value greater than $5,000, and any other agreement, contract or commitment which is material to the conduct of the business of Dr. Owl.

     5.8 Restrictive Documents. Except for requirements by federal and state securities laws, Dr. Owl is not subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which could materially adversely affect the business practices, operations or condition of Dr. Owl or any of its assets or property ("Dr. Owl's Property"), or which would prevent consummation of the transactions contemplated by this Agreement or the continued operation of "Dr. Owl's Business" after the date hereof or the Closing on substantially the same basis as heretofore operated or which would restrict the ability of Dr. Owl to conduct business in any area.

     5.9 Litigation. Dr. Owl is not a party to any action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the best knowledge, information and belief of Dr. Owl any investigation by) any governmental or other instrumentality or agency, pending, or, to the best knowledge, information and belief of Dr. Owl, threatened, against or affecting Dr. Owl, or any of its properties or rights. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal by which Dr. Owl, or any officer, director or employee of Dr. Owl, or the securities, assets, properties or business of any of them is bound.

     5.10 Taxes. Dr. Owl has filed or caused to be filed, within the times and within the manner prescribed by law, all federal, state, local and foreign tax returns and tax reports which are required to be filed by, or with respect to, Dr. Owl. Such returns and reports reflect accurately all liability for taxes of Dr. Owl for the periods covered thereby. All federal, state, local and foreign income, profits, franchise, employment, sales, use, occupancy, excise and other taxes and assessments, stock and transfer taxes (including interest and penalties) payable by, or due from, Dr. Owl, has been fully paid and fully provided for in the books and Dr. Owl Financial Statements. No examination of any tax return of Dr. Owl is currently in progress. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Dr. Owl.

     5.11 Liabilities. Dr. Owl on a consolidated basis has no outstanding claims, liabilities or indebtedness, contingent or otherwise, which are not properly reflected in the Dr. Owl Financial Statements in a manner consistently with past practice, other than liabilities incurred subsequent to February 28, 2003 in the ordinary course of business not exceeding $5,000 in the aggregate; the reserves reflected in the Dr. Owl Financial Statements are adequate, appropriate and reasonable. Dr. Owl is not in default in respect of the terms or conditions of any indebtedness, except where such default would not have a material adverse effect on the business assets or prospects of Dr. Owl.

     5.12 Insurance. Dr. Owl does not maintain any insurance policies.

     5.13 Intellectual Properties. The operation of the business of Dr. Owl requires no rights under Intellectual Property other than rights under Intellectual Property listed on Schedule 5.13 attached hereto. Since inception of Dr. Owl, the business of Dr. Owl has not made use of Intellectual Property rights other than rights listed on Schedule 5.13. Dr. Owl owns all right, title and interest in the Intellectual Property listed on Schedule 5.13. No claim adverse to the interests of Dr. Owl in the Intellectual Property has been made in litigation. To best knowledge, information and belief of Dr. Owl, no such claim has been threatened or asserted, no basis exists for any such claim, and no Person has infringed or otherwise violated the rights of Dr. Owl in any of the Intellectual Property. No litigation is pending wherein Dr. Owl is accused of infringing or otherwise violating the Intellectual Property right of another, or of breaching a contract conveying rights under Intellectual Property. To the best knowledge, information and belief of Dr. Owl, no such claim has been asserted or threatened against Dr. Owl, nor are there any facts that would give rise to such a claim.

     5.14 Compliance with Laws. To the knowledge of Dr. Owl, or any officer, director or employee of Dr. Owl, Dr Owl is not in violation of any applicable order, judgment, injunction, award or decree, related to, arising out of or affecting Dr. Owl's Business or properties, the violation of which would have a material adverse effect on the business assets or prospects of Dr. Owl. To the knowledge of Dr. Owl, or any officer, director or employee of Dr. Owl, Dr. Owl is not in violation of any federal, state, local or foreign law, ordinance, regulation or any other requirement of any governmental or regulatory body, court or arbitrator (including, without limitation, laws relating to the environment and OSHA and the Americans with Disabilities Act). Dr. Owl does not require any Permit to conduct its business.

     5.15  Employment  Relations.  Dr. Owl has one part-time  employee,  Anthony
Huang. Dr. Owl is in compliance with all federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice. No unfair labor practice complaint against Dr. Owl is currently pending before the National Labor Relations Board nor has such a complaint been pending in the last two years. There is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving Dr. Owl nor has one existed during the last two years. There is no grievance which might have an adverse effect upon Dr. Owl or the conduct of Dr. Owl's Business. Dr. Owl is not a party to and has never been a party to any union, collective bargaining agreement or similar agreement with respect to the employees of Dr. Owl.

     5.16 Employee Benefit Plans. Dr. Owl does not and has not maintained any Employee Welfare Plans or Employee Pension Plan.

     5.17 Environmental Laws and Regulations. Dr. Owl has not generated, transported or disposed of any Hazardous Material since inception. Dr. Owl does not have Hazardous Materials at any site or facility operated presently or at any previous time by Dr. Owl. Dr. Owl is in compliance in all material respects with all applicable federal, state and local laws and regulations relating to product registration, pollution control and environmental contamination including, but not limited to, all laws and regulations governing the generation, use, collection, discharge, or disposal of Hazardous Materials and all laws and regulations with regard to record keeping, notification and reporting requirements respecting Hazardous Materials. Dr. Owl has not been alleged to be in violation of, and has not been subject to any administrative or judicial proceeding pursuant to, such laws or regulations either now or any time during the past three years. There are no facts or circumstances which Dr. Owl reasonably expects could form the basis for the assertion of any Environmental Claim against Dr. Owl relating to environmental matters including, but not limited to, any Environmental Claim arising from past or present environmental practices asserted under CERCLA and RCRA, or any other federal, state or local environmental statute, which Dr. Owl believes might have an adverse effect on the business, results of operations, financial condition or prospects of Dr. Owl taken as a whole.

     5.18 No Changes Since the February 28, 2003 Balance Sheet Date. Since the February 28, 2003 Balance Sheet, Dr. Owl has not on a consolidated basis:

     (a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except liabilities and obligations in the ordinary course of business and consistent with past practice, resulting in an increase for the liabilities shown on the February 28, 2003 Balance Sheet of more than $5,000 in the aggregate;

     (b) permitted any of its material assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind (other than Permitted Liens);

     (c) sold, transferred or otherwise disposed of any material assets except inventory sold in the ordinary course of business and consistent with past practice;

     (d) made any single capital expenditure or commitment therefor, in excess of $5,000 or made aggregate capital expenditures and commitments therefor in excess of $5,000;

     (e) declared or paid any dividend or made any distribution on any shares, or redeemed, purchased or otherwise acquired any shares or any option, warrant or other right to purchase or acquire any such shares;

     (f)  made any bonus or profit sharing distribution or payment of any kind;

     (g) increased its indebtedness for borrowed money, or made any loan to any Person;

     (h) written off as uncollectible any notes or accounts receivable, except immaterial write-downs or write-offs in the ordinary course of business and consistent with past practice which do not exceed $5,000 in the aggregate charged to applicable reserves, and none of which individually or in the aggregate is material to Dr. Owl on a consolidated basis;

     (i) granted any increase in the rate of wages, salaries, bonuses or other remuneration or benefits of any executive employee or other employees or consultants;

     (j)  canceled or waived any claims or rights of substantial value;

     (k)  made any change in any method of accounting or auditing practice;

     (l) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of business and consistent with past practices;

     (m) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected and reserved against in Dr. Owl's February 28, 2003 Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the February 28, 2003 Balance Sheet;

     (n) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible to, or entered into any agreement or arrangement of any kind with, any of its officers, directors or shareholders or any affiliate or associate of its officers, directors or shareholders, except compensation to officers at rates not exceeding the rate of compensation in effect as of the February 28, 2003 Balance Sheet;

     (o)  suffered  any  material   adverse  changes  in  its  working  capital,
          financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business operations or prospects; or

     (p)  agreed, whether or not in writing, to do any of the foregoing.

     Notwithstanding any of the above, cash reflected in the Dr. Owl's February 28, 2003 Balance Sheet has been distributed to pay creditors.

     5.19 Certain Business Practices. No officer, director, employee, agent or other representative of Dr. Owl, has directly or indirectly, within the past two years, given or agreed to give any illegal, unethical or improper gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder Dr. Owl in connection with an actual or proposed transaction.

     5.20 Subsidiaries. Dr. Owl has no subsidiaries or interest in any corporation, partnership, joint venture or other entity.

     5.21 Disclosure. To the best of Dr. Owl's knowledge and belief, neither this Agreement, nor the Dr. Owl Financial Statements referred to in Section 5.3 hereof, any Schedule, exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of Dr. Owl or by or on behalf of any of Dr. Owl's directors or officers in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to Dr. Owl which could materially and adversely affect the business, prospects or financial condition of Dr. Owl or its properties or assets, which has not been set forth in this Agreement, the Dr. Owl Financial Statements referred to in Section 5.3 hereof (including the footnotes thereto), any Schedule, exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of the Shareholder or by or on behalf of any of Dr. Owl's directors or officers in connection with the transactions contemplated by this Agreement.

     5.22 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of the Dr. Owl is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

     5.23 Approval of the Agreement. The Board of Directors of Dr. Owl has authorized the execution and delivery of this Agreement and has approved the transactions contemplated hereby. The approval of the shareholders of Dr. Owl shall not be required to approve, authorize, or enter into the Agreement or the transaction contemplated hereby.

     5.24 Validity of Dr. Owl Stock. The 15,000,000 shares of Dr. Owl Stock to be issued to the Shareholders, when issued shall have been duly authorized and validly issued and fully paid and nonassessable.

     5.25 Registration Statement on Form SB-2. Dr. Owl is under no obligation to file a post effective amendment to its 424B4 prospectus, which went effective on October 15, 2001.


                                    ARTICLE 6

                       CONDITIONS TO DR. OWL'S OBLIGATIONS
                       -----------------------------------

     The exchange of the GPEH Shares by Dr. Owl at the Closing is conditioned upon satisfaction, on or prior to such date, of the following conditions:

     6.1 Good Standing and Other Certificates. GPEH and each of its subsidiaries, as the case may be, shall deliver to Dr. Owl, a Secretary's certificate, which shall be attached hereto as Exhibit 6.1, with the following attached as exhibits:

     (a) copies of certificates of incorporation, all amendments thereto, in each case certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation or organization;

     (b) a certificate from the Secretary of State or other appropriate official of their respective jurisdictions of incorporation to the effect that GPEH and each of its subsidiaries are in good standing or subsisting in such jurisdiction and listing all charter documents including all amendments thereto, on file;

     (c) a copy of the bylaws of GPEH and the operating agreement, regulations or bylaws of each of its subsidiaries, certified by the respective Secretary of each entity as being true and correct and in effect on the Closing.

     (d) a resolution of GPEH's Shareholders certified by their respective Secretary approving the transactions contemplated hereby and authorizing the President and Secretary of each entity to execute this Agreement and all documents necessary to consummate the sale of the Shares.

     6.2 Officer Certificate. GPEH shall deliver a certificate of its President, attached hereto as Exhibit 6.2, stating the following:

     (a) Certain Agreements. Except as listed on Schedule 4.7, hereto there are no management or consulting agreements with any third parties to provide services to GPEH or any of its subsidiaries.

     (b) No Material Adverse Change. Prior to Closing, there shall be no material adverse change in the assets or liabilities, the business or condition, financial or otherwise, the results of operations, or prospects of GPEH or any of its subsidiaries, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise.

     (c) Truth of Representations and Warranties. The representations and warranties of GPEH contained in this Agreement or in any Schedule attached hereto shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of such date.

     (d) Performance of Agreements. All of the agreements of GPEH or any of its subsidiaries to be performed on or before the Closing pursuant to the terms hereof shall have been duly performed.

     (e) No Litigation Threatened. No action or proceedings shall have been instituted or threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby.

     6.3 Governmental Approvals. All governmental and other consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

     6.4 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to Dr. Owl and their counsel, and Dr. Owl shall have received copies of all such documents and other evidences as they or their counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

     6.5 Audited Financial Statements. The completion and delivery of GPEH's consolidated financial statements together with an unqualified auditors report for the period ended December 31, 2002.

     6.6 Legal Opinion. Snell & Wylie, P.C., counsel for GPEH, shall deliver a legal opinion in the form attached hereto as Exhibit 6.6.


                                    ARTICLE 7

                        CONDITIONS TO THE OBLIGATIONS OF
                        --------------------------------
                            THE SHAREHOLDERS AND GPEH
                            -------------------------

     The  obligations  of  the   Shareholders  and  GPEH  at  Closing  Date  are
conditioned upon satisfaction, on or prior to such date, of the following conditions:

     7.1  Secretary's   Certificate.   Dr.  Owl  shall  have  delivered  to  the
Shareholders, a Secretary's certificate, attached hereto as Exhibit 7.1, with the following attached as exhibits:

     (a) copies of the Articles of Incorporation, including all amendments thereto, certified by the Secretary of State of the State of Texas and Bylaws, including all amendments thereto, of Dr. Owl;

     (b) copies of resolutions of the Board of Directors of Dr. Owl approving this Agreement; and

     (c) certificates from the Secretary of State of the State of Texas to the effect that Dr. Owl is in good standing in such State and listing all charter documents, including all amendments thereto, of Dr. Owl on file.

     7.2 Truth of Representations and Warranties. The representations and warranties of Dr. Owl contained in this Agreement shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of such date, and Dr. Owl shall have delivered to GPEH a certificate, dated as of the Closing, to such effect.

     7.3 Governmental Approvals. All governmental consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received. It is understood that Dr. Owl will be required to cooperate with GPEH to seek necessary regulatory approvals for the change in ownership and control of GPEH and its subsidiaries.

     7.4 Performance of Agreements. All of the agreements of Dr. Owl to be performed on or before the Closing pursuant to the terms hereof shall have been duly performed, and Dr. Owl shall have delivered to GPEH a certificate, dated as of the Closing, to such effect.

     7.5 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to GPEH and its counsel, and GPEH shall have received copies of all such documents and other evidences as they or their counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

     7.6 Share Redemption. Mr. Huang shall have delivered to Dr. Owl a certificate representing 50,000,000 shares of Dr. Owl (on a post-split basis) to be redeemed and cancelled and returned to the status of authorized but unissued shares of Dr. Owl.

     7.7 Board Representation. At Closing and pursuant to a written consent to action of the Board of Directors of Dr. Owl in the form attached hereto as
Exhibit 7.7, the Board of Directors (a) shall appoint Wayne Coverdale and Moez Nagji as members of the Board of Directors, and (b) Mr. Huang shall resign as an officer and director of Dr. Owl and the Board shall appoint Steve Stanko as Mr. Huang's replacement.

     7.8 Resignation of Auditors. Dr. Owl shall have delivered a resignation letter from its auditors, Malone & Bailey, P.L.L.C.

     7.9 Shareholder List. Dr. Owl shall deliver a shareholder list certified by its transfer agent, American Registrar & Transfer Company which shall evidence, to the extent practicable, the effects of the below referenced forward split, the issuance of the shares of Dr. Owl Stock to the Shareholders and the redemption and cancellation of the shares referenced in Section 7.6 above.

     7.10 Legal Opinion. Brewer & Pritchard, P.C., counsel for Dr. Owl, shall deliver a legal opinion in the form attached hereto as Exhibit 7.10.

     7.11 Stock Split. Dr. Owl shall have completed a five-for-two forward stock split of its common stock.

     7.12 Balance Sheet. Dr. Owl shall have used the cash reflected in Dr. Owl's February 28, 2003 Balance Sheet to pay all outstanding liabilities as of the Closing or shall have received waivers from creditors agreeing to waive any debts owed. As of the date of this Agreement, Dr. Owl shall have no liabilities, contingent or otherwise.

     7.13 OTC Bulletin Board. Dr. Owl is and shall remain eligible for quotation on the OTC Bulletin Board under the symbol DROW.OB.

                                    ARTICLE 8

                           SURVIVAL OF REPRESENTATIONS
                           ---------------------------

     8.1 Survival of Covenants and Agreements. The respective representations, warranties, covenants and agreements of the Shareholders, GPEH and Dr. Owl contained in this Agreement, or any Schedule attached hereto or any agreement or document delivered pursuant to this Agreement shall survive for a period of twelve months from the consummation of the transactions contemplated hereby; provided, however, that the representations, warranties and agreements made with regard to taxes and ERISA matters shall survive until the applicable statutes of limitations have expired; and provided further, however, that with respect to any covenant, term or provision to be performed hereunder or in any of the Schedules hereto or any documents or agreements delivered hereunder, the right of indemnification under this Article 8 shall survive until such covenant, term or provision has been fully paid, performed or discharged.


                                    ARTICLE 9

                                  MISCELLANEOUS
                                  -------------

     9.1 Knowledge of the Shareholders, GPEH or Dr. Owl. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge, information and belief of the Shareholders, GPEH or Dr. Owl, as the case may be, confirm that they have made due and diligent inquiry as to the matters that are the subject of such representations and warranties.

     9.2 Expenses. Except as otherwise provided for herein, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

     9.3 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Texas applicable to agreements executed and to be performed solely within such State without regard to conflicts of laws.

     9.4 Jurisdiction. Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of Texas, or in the United States District Court for the Texas area, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The prevailing party or parties in any such litigation shall be entitled to receive from the losing party or parties all costs and expenses, including reasonable counsel fees, incurred by the prevailing party or parties.

     9.5 Captions. The Article and Section captions used herein for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

     9.6 Publicity. Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of Dr. Owl and GPEH to the contents and the manner of presentation and publication thereof. The parties hereto agree that the execution of this Agreement requires the release of information to the financial press concerning this acquisition and accordingly agree to promptly issue a press release mutually acceptable to GPEH and Dr. Owl and to file a Form 8-K report with the Securities and Exchange Commission containing this agreement and all exhibits and schedules hereto.

     9.7 Notices. Any notice or other communication required or permitted hereunder shall be deemed sufficiently given when delivered in person, one business day after delivery to a reputable overnight carrier, four business days if delivered by registered or certified mail, postage prepaid or when sent by telecopy with a copy following by hand or overnight carrier or mailed, certified or registered mail, postage prepaid, addressed as follows:

     If to GPEH:

              GPEH Corp.
              3212 Wickford Road
              Wilmington, North Carolina 28409
              Attn: President

     with a required copy to:

              George Diamond
              Snell & Wylie, P.C.
              8150 North Central Expressway, Suite 1800
              Dallas, Texas 75206


     If to Dr. Owl:

              Anthony Huang
              777 Post Oak Blvd., Suite 320
              Houston, Texas 77056

     With a copy to:

              Thomas Pritchard
              Brewer & Pritchard, P.C.
              Three Riverway, 18th Floor
              Houston, Texas 77056

     9.8 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     9.9   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, all of which taken together shall constitute one instrument.

     9.10 Entire Agreement. This Agreement, including the Schedules hereto and the other documents referred to herein which form a part hereof, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     9.11 Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by Dr. Owl, the Shareholders and GPEH.

     9.12 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

     9.13 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereof.

     9.14 Cooperation After Closing. From and after Closing, each of the parties hereto shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.








                           [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, each of Dr. Owl, the Shareholders and GPEH have executed this Agreement, all as of the day and year first above written.

                                              DR. OWL ONLINE, INC.



                                              By: /s/ Anthony Huang
                                                 -------------------------------
                                                 Anthony Huang, President


                                              GPEH CORP.



                                              By: /s/ Wayne Coverdale
                                                 -------------------------------
                                                 Wayne Coverdale, President


THE SHAREHOLDERS:
-----------------


   By: /s/ Wayne Coverdale
      ---------------------------------------------
      Wayne Coverdale



   By: /s/ Moez Nagji
      ---------------------------------------------
      Moez Nagji



   By: /s/ Steve Stanko
      ---------------------------------------------
      Steve Stanko



   By: /s/ Mark Justus
      ---------------------------------------------
      Mark Justus